Exhibit 10.31

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

TOWER GROUP, INC.

AND

CASTLEPOINT MANAGEMENT CORP.

Dated as of October 30 , 2006

STOCK PURCHASE AGREEMENT

This Agreement is entered into as of October 30, 2006, by and between Tower Group, Inc. (the “Seller”), a Delaware corporation, and CastlePoint Management Corp., a Delaware corporation (the “Buyer”). The Seller and the Buyer are referred to collectively herein as the “Parties.”

WHEREAS, the Seller owns all of the issued and outstanding shares of the common capital stock of Tower Indemnity Company of America, a New York property and casualty insurance company (“TICA”).

WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the issued and outstanding shares of the common voting capital stock of TICA.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I            DEFINITIONS

“Acceptable Financial Assets” means only the following kinds of assets which shall be valued at their Market Value: (i) cash and Cash Equivalents; (ii) assets upon which the Buyer and the Seller specifically agree; and (iii) existing deposits of cash, securities or other assets with state insurance departments listed on Schedule 4.1(q)(5), other than those specifically indicated on such schedule as objected to by the Buyer.

 “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code § 1504(a).

“Business Day” means any day other than a Saturday, Sunday, a day on which banking institutions in the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

“Buyer” has the meaning set forth in the preface above.

“Cash Equivalent” shall mean United States Treasury obligations or senior corporate debt obligations issued by entities rated “AAA” or its equivalent by one or more nationally recognized rating organizations, in each case having a remaining duration to maturity of less than six (6) months.

“Claim Notice” shall have the meaning set forth in Section 10.03 below.

“Closing” has the meaning set forth in Section 2.02 below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of TICA, the Seller and its Subsidiaries that is not already generally available to the public.

“Deposit” has the meaning set forth in Section 4.1(s)(5) below.

 “GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Indemnified Party” has the meaning set forth in Section 10.03 below.

“Indemnitor” has the meaning set forth in Section 10.03 below.

“Information” shall have the meaning set forth in Article 14 below.

“Loss” means, with respect to any Person, all claims, losses, liabilities, damages, deficiencies, obligations, costs or expenses, penalties and reasonable attorneys’ fees and disbursements incurred by such Person.

“Market Value” means the closing price for each security or investment held by TICA as published in the Wall Street Journal or in a mutually acceptable alternative public source on a particular date.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Policies” has the meaning set forth in § 4.01(s)(2) below.

“Purchase Price” has the meaning set forth in Section 2.01 below.

“Related Transactions” means the Transactions as provided in Article 3 hereof, if any.

“SAP” means statutory accounting principles prescribed or permitted by the State of New York Insurance Department with respect to TICA

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the preface above.

“Shares” means the shares of the common stock of TICA.

“Statutory Financial Statements” has the meaning set forth in Section 4.01(h) below.

“Tax” or “Taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

ARTICLE II           PURCHASE AND SALE OF TARGET SHARES

Section 2.01           Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from Seller, and the Seller agrees to sell to the Buyer, all of the Shares for the following consideration. The Buyer agrees to pay to the Seller an amount equal to the sum of (i) the aggregate amount of TICA’s statutory capital and surplus as of the Closing Date, plus (ii) $225,000 (the actual cost to Seller) plus (iii) $125,000 representing additional reasonable costs, legal and otherwise, incurred by Seller in having its acquisition of TICA approved by the New York and New Jersey Insurance Departments (the “Purchase Price”). For purposes of calculating the Purchase Price, TICA’s statutory capital and surplus shall be determined in accordance with SAP taking into account completion of the Related Transactions, except that the TICA’s investment assets shall be valued at their Market Value as of three (3) days prior to the Closing. At the Closing, in exchange for the Seller’s delivery to the Buyer of the Shares, the Buyer shall pay to the Seller the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Seller.

Section 2.02           The Closing. The closing of the purchase of Shares shall take place at the offices of Seller in New York, New York, commencing at 9:00 a.m. local time on the fifth Business Day immediately following the satisfaction or waiver of all conditions precedent set forth in this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as otherwise agreed by the Seller and the Buyer as they may mutually determine (the “Closing”).

Section 2.03           Deliveries at the Closing. At the Closing, (i) TICA or the Seller, as the case may be, will deliver to the Buyer the various certificates, instruments, and documents referred to in Article 7 below, (ii) the Buyer will deliver to TICA or the Seller, as the case may be, the various certificates, instruments, and documents referred to in Article 8 below, (iii) TICA and the Seller, as the case may be, will deliver to the Buyer stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the

Buyer will deliver to TICA or the Seller, as the case may be, the consideration specified in Section 2.01 above.

ARTICLE III          RELATED TRANSACTIONS

Subject to the additional conditions precedent set forth in Article 5 of this Agreement, the obligation of the Buyer to consummate the purchase of the Shares is subject to and conditioned upon completion of the following transactions in form and substance reasonably satisfactory to the Buyer (hereinafter sometimes collectively referred to as the “Related Transactions”):

Section 3.01           Absence of Liabilities The Seller and the Buyer acknowledge and agree that it is their mutual intent that TICA as the Closing shall have no liabilities or obligations whatsoever, including policy obligations.

ARTICLE IV          REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

Section 4.01           Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 4.01 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the date of Closing was substituted for the date of this Agreement throughout this Section 4.01).

a.                           Organization of the Seller. The Seller is a business corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to own, hold, sell and transfer the Shares and to consummate the transactions contemplated hereby.

b.                          Authorization of Transactions. The execution, delivery, and compliance with the terms of this Agreement by the Seller and the performance by the Seller of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Seller. Subject to the governmental consents referred to in Section 5.02 below, this Agreement constitutes a legal, valid, and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms; provided, however, that the enforceability of the rights and remedies provided in this Agreement is subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting generally the enforcement of creditors’ rights and to general principles of equity (whether or not considered in a court of law or equity), and is subject to the approvals.

c.                           Organization of TICA. TICA is a corporation duly organized, validly existing and in good standing under the laws of New York, duly authorized under its charter and under applicable laws to engage in the business of insurance and to own, operate and lease its properties.

d.                          Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or TICA are subject and any provision of the Seller or TICA charters or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or TICA is a party or by which it is bound or to which any of its assets is subject.

e.                           Brokers’ Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

f.                             Shares. The authorized capital stock of TICA consists solely of 100,000 shares of common stock, par value $40.00 per share, of which 100,000 shares are issued and outstanding. All of the Shares are duly authorized, validly issued, outstanding, fully paid and non-assessable. There are no outstanding securities, obligations, rights, subscriptions, warrants, options, phantom stock rights, calls, commitments or demands of any character or (except for this Agreement) other contracts of any kind that give any Person the right to (i) purchase or otherwise receive or be issued any shares of capital stock of TICA or any security or liability of any kind convertible into or exchangeable for any shares of capital stock of TICA or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Shares, or any rights to participate in the equity, income or election of directors or officers of TICA. No other classes of stock of TICA exist.

g.                          Title to Shares. The Seller has good and marketable title to the Shares free and clear of all Liens and, upon delivery of the Shares to the Buyer pursuant to Section 2.03 hereof, the Buyer will acquire good title thereto, free and clear of any Lien.

h.                          Financial Statements. The Seller has furnished to the Buyer true and complete copies of the following financial statements:

TICA’s unaudited statutory financial statements as of and for the quarter ended June 30, 2006 (together with the notes relating thereto, whether or not included therein) as filed with or submitted to the insurance regulatory authority in New York on forms prescribed or permitted by such authority (collectively, the “Statutory Financial Statements”). Each such Statutory Financial Statement complied in all material respects with all applicable laws, statutes, rules and regulations when so filed, and all material deficiencies with respect to any such Statutory Financial Statement have been cured or corrected. Each such Statutory Financial Statement, including without limitation, each balance sheet and each of the statements of operations, capital and surplus account and cash flow contained therein was prepared in accordance with SAP applied on a basis and in a manner consistent with prior periods except as disclosed in the notes thereto, and fairly represents the financial condition as of the respective date thereof, and the results of operations and changes in capital and surplus and cash flow for and during the respective period covered thereby, of TICA. The Seller has disclosed to the Buyer all accounting principles or practices used in preparing the Statutory

Financial Statements for which TICA has requested approval or received permission from the State of New York Insurance Department.

i.                              Securities and Assets. TICA has good and valid title to the respective stocks, debentures, notes, and other securities and assets owned, leased or held by it on the date of this Agreement.

j.                              Real Property. TICA does not currently have any ownership interest, security interest, leasehold interest or other interest of any kind in any real property whatsoever. Seller has no knowledge of any ownership interest in real property prior to its acquisition by Seller.

k.                           Absence of Changes. Since TICA’s acquisition by Seller on June 29, 2006 the Seller has not caused TICA to be engaged in business operations and there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or Loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect (financial or otherwise) on TICA.

l.                              No Undisclosed Liabilities. Except to the extent specifically reflected in the balance sheet included in the Statutory Financial Statements of TICA (or in the notes relating thereto), there were and will be no liabilities, indebtedness or obligations of any nature against, relating to, or affecting TICA as of the respective dates of such Statutory Financial Statements.

m.                        Liabilities at Closing.  TICA has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise or whether due or to become due, on the Closing, except as reflected in its financial statements and incurred in the ordinary course of business.

n.                          No Benefit Plans or Employees. TICA has not adopted, maintained, sponsored or participated in any pension, welfare, bonus, deferred compensation, incentive compensation, profit sharing, stock, retirement, 401(k) or other benefit plan or arrangement, or any group term life insurance, group health insurance or group dental plans, for or involving any of its officers, directors, employees, consultants, or other representatives. TICA has no employees, nor does TICA have any contract which constitutes an employment agreement, severance agreement, consulting agreement or personal service contract.

o.                          Intercompany Liabilities. There are no outstanding liabilities or contracts between or among TICA and the Seller or any other Affiliate of the Seller, except as reflected in its financial statements and incurred in the ordinary course of business.

p.                          Taxes. Since June 29, 2006 all Tax returns required to be filed with respect to TICA with the federal government, with any state or with any other jurisdiction have been duly and timely filed, and all such Tax returns are true, correct and complete in all material respects. Since June 29, 2006 TICA (i) has duly and timely paid (or has caused payment to be made on its behalf pursuant to a consolidated return) all Taxes, penalties, interest, additions to Tax, and assessments that are due, or claimed or asserted by any taxing authority to be due, from TICA for the periods covered by such returns or (ii) has duly and fully provided for such Taxes, in accordance with SAP, in the books and records of TICA, including without limitation, in TICA’s Statutory Financial Statements described in Section 4.01(h) hereof. There are no waivers or agreements by TICA for the extension of time for the assessment of Taxes. None of the Tax returns and reports relating to TICA required to be filed with the federal government, with any state or with any other jurisdiction or governmental authority have been audited by the Internal Revenue Service or other appropriate governmental agency or closed by applicable statutes of limitations. With respect to any period of time ending on or prior to the Closing Date for which Tax returns or reports have not yet been filed, or for which Taxes are not yet due or owing, TICA has established adequate reserves for all Tax liabilities as reflected in TICA’s Statutory Financial Statements. To the best of the Seller’s knowledge, information and belief, on and after the Closing Date, TICA will have no liability for Taxes for any period ending on or prior to the Closing Date or resulting from TICA’s withdrawal from any consolidated Tax return. TICA will file or will cause to be filed all federal, state and local Tax returns and reports due before Closing and pay (or cause to be paid pursuant to a consolidated return) all Taxes required to be paid by TICA pursuant to such returns. All such returns will be true, correct and complete in all material respects. There are no Liens with respect to Taxes upon any of the assets or properties of TICA other than statutory Tax Liens for Taxes not yet due.

q.                          Pending Suits and Proceedings. Except as set forth in Schedule 4.01(q), there are no actions, suits, claims, or investigations pending or, to the Seller’s or TICA’s knowledge, threatened, nor any legal, administrative or arbitration proceedings pending or to its knowledge threatened, nor is there any outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against the Seller or TICA which (i) would restrain, enjoin, prohibit or in any way impair the ability of the Seller to consummate any of the transactions contemplated herein, (ii) could be expected to have a material adverse effect on TICA, or (iii) could restrict TICA’s conduct of its businesses or require it to take or refrain from taking any action.

r.                             Compliance with Laws. To the best of seller’s knowledge, TICA has not been and is not in violation (or with or without notice or lapse of time or both, would be in material violation) of any term or provision of any law, statute, rule or regulation or any writ, judgment, decree, injunction, or similar order applicable to TICA or any of its assets or properties.

s.                           Licenses and Permits. TICA possesses a license, certificate of authority, permit or other authorization to transact insurance or reinsurance (a “Certificate of Authority”) in New York and New Jersey. Schedule 4.1(s) contains a complete list of the lines of business in each state. The Certificate of Authority for New York is in full force and effect; the Certificate of Authority for New Jersey is currently limited. TICA has not breached any provision of, and is not in default of the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such Certificate of Authority. Neither the Seller nor TICA is aware of or have received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or additional limitation of any such Certificate of Authority, and to the knowledge of the Seller and TICA, there is no sustainable basis for any such suspension, revocation or additional limitation. TICA is not currently the subject of any investigation, supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding.

t.                             Forms and Rates. TICA has no filed and approved policy forms or rates. Except as set forth in Schedule 4.01(t), to the knowledge of the Seller, TICA is in compliance with all applicable insurance laws regulating the practices of marketing and selling the insurance policies it is licensed to issue.

u.                          Guaranty Funds. Since its acquisition by Seller, TICA has (i) timely paid all guaranty fund assessments that are due, or claimed or asserted by any insurance regulatory authority to be due from it, or (ii) provided for all such assessments in its respective financial statements to the extent necessary to be in conformity in all material respects with SAP.

v.                          State Deposits. All state deposits are accurately reflected in the financial statements.

w.                        Reinsurance. There are no current reinsurance agreements or treaties in effect.

x.                            Contracts. Schedule 4.01(x) sets forth a list of all known material contracts, agreements and commitments (including undertakings or commitments to any governmental or regulatory authority) and all other contracts, agreements and commitments to which TICA is a party or by which any of its assets or properties are bound or subject which are in force or under which it may have any liability after Closing.

y.                          Corporate Records. The Seller has provided the Buyer with full and complete copies of TICA certificates of incorporation, bylaws, stock record books and the corporate minutes and all amendments thereto, all of which are correct and complete in all material respects and accurately reflect all proceedings of the shareholders and directors of TICA (and all committees thereof). The stock record book of TICA contains complete and accurate records of the stock ownership of TICA and the transfer of shares of its capital stock.

z.                            Consents and Approvals of Governmental Authorities. Except for the consents and approvals listed in Section 5.02 below, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by the Seller or TICA in connection with the Seller’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Seller.

aa.                     Powers of Attorney. TICA has not granted any currently effective power of attorney to any person.

bb.                   Bank, Money Market and Brokerage Accounts. Set forth in Schedule 4.01(bb) is a true, correct and complete list showing the name and address of each banking institution, mutual fund or stock brokerage firm with which TICA has an account or safe deposit box, the account numbers or box numbers relating thereto, and the name of each person authorized to draw thereon or have access thereto. There are no credit cards issued to any present or past officer, employee or agent of TICA under which TICA has any current or potential future liability.

cc.                     Tax-Sharing or Allocation Agreements. Except as set forth in Schedule 4.01(cc), TICA is not a party to, nor is it bound by, any Tax indemnity, Tax sharing or Tax allocation agreements.

dd.                   Tax Elections. All elections, if any, with respect to Taxes affecting TICA are set forth in Schedule 4.01(dd).

ee.                     Disclosure. To the best of Seller’s knowledge, no material representation or warranty by the Seller contained in this Agreement nor any exhibit, schedule, statement, certificate or other instrument furnished or to be furnished by or on behalf of the Seller to the Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not materially misleading.

Section 4.02           Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.02).

a.                           Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

b.                          Authorization of Transaction. The execution, delivery, and compliance with the terms of this Agreement by the Buyer and the performance by the Buyer of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes a legal, valid, and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms: provided, however, that the enforceability of the rights and remedies provided in this Agreement is subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting generally the enforcement of creditors’ rights and to general principles of equity (whether or not considered in a court of law or equity).

c.                           Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

d.                          Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

e.                           Investment. The Buyer is acquiring the Shares for its own account for investment only, with no present intention of reselling or otherwise disposing of all or any portion of the Shares in a manner which would constitute a violation of the federal or applicable state securities laws and regulations.

ARTICLE V           PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

Section 5.01           General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles 7 and 8 below).

Section 5.02           Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Article 2 and Article 3 above. The Seller and TICA shall reasonably assist the Buyer, at the Buyer’s expense, in its preparation and filing of any required applications to acquire TICA. The Buyer will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain as promptly as practicable, all consents, approvals, authorizations, and clearances required of the Buyer to consummate the transactions contemplated hereby, (ii) provide such other information and communications as may reasonably be requested in connection therewith, and (iii) cooperate with the Seller in obtaining, as promptly as practicable, all approvals, consents, authorizations, and clearances required of the Seller to consummate the transactions contemplated hereby

Section 5.03           Operation of Business. The Seller will cause TICA to operate its businesses so as not to incur any new material liabilities, except as expressly contemplated herein.

Section 5.04           Full Access. The Seller and TICA will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TICA, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to TICA. The Buyer will treat and hold as confidential any Confidential Information it receives from any of the Seller and TICA in the course of the reviews contemplated by this Section 5.04, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and TICA all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

Section 5.05           Notice and Cure.

a.                           The Seller will notify the Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

b.                          The Buyer will notify the Seller and TICA promptly in writing of, and contemporaneously will provide the Seller and TICA with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

Section 5.06           Financial Statements and Reports. As promptly as practicable, the Seller will deliver to the Buyer true and complete copies of such financial statements, reports, or analyses as may be prepared or received by the Seller, TICA, or any other Affiliate of TICA to the extent such financial statements relate to TICA businesses, operations, or affairs, including without limitation, quarterly statements, normal internal reports (such as those reflecting monthly cash flow), and special reports (such as those of consultants) relating to TICA business operations and affairs. It is expected that the only such financial statements will be quarterly statements prepared for insurance regulatory authorities. Each such financial statement, report and analysis, including without limitation, each balance sheet and each of the statements of operations, capital and surplus account and cash flow contained therein, and any internal reports or special reports, shall be prepared in accordance with SAP or GAAP, as applicable, applied on a basis and in a manner consistent with prior periods except as disclosed in the footnotes thereto, shall be true and complete in all material respects, and shall fairly represent the financial condition as of the respective date thereof, and the results of operations and changes in capital and surplus and in cash flow for and during the respective period covered thereby, of the Seller, TICA or the Affiliate, whichever is applicable.

Section 5.07           No Charter Amendments. Except to the extent necessary to complete the change of TICA’s name to Tower Indemnity Company of America from MIIX Insurance Company of New York, the Seller will cause TICA to refrain from amending its certificate of incorporation or bylaws and from taking any action with respect to any such amendment without first having obtained the Buyer’s written consent thereto.

Section 5.08           No Issuance of Securities. The Seller will cause TICA to refrain from authorizing or issuing any shares of their capital stock or other equity securities or entering into any contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

Section 5.09           No Dividends. The Seller will cause TICA to refrain from declaring, setting aside, or paying any dividend or other distribution in respect of the capital stock of TICA and from directly or indirectly redeeming, purchasing, or otherwise acquiring any capital stock of TICA or any interest in or right to acquire any such stock.

Section 5.10           Resignations of Directors and Officers. The Seller will cause those members of TICA’s Board of Directors and Officers as it shall designate on Schedule 5.10 to tender, effective as of the Closing Date, their resignations from TICA’s Board of Directors or as officers of TICA.

Section 5.11           Intercompany Balances and Agreements. As of or prior to the Closing, the Seller shall (i) settle, or cause to be settled, all intercompany balances between TICA, on the one hand, and the Seller and any of the Seller’s other Affiliates, on the other hand, if any, and (ii) terminate, or cause to be terminated, each contract between TICA, on the one hand, and the Seller and any of the Seller’s other Affiliates, on the other hand, if any.

Section 5.12           Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving TICA shall be terminated prior to the Closing and, after the Closing, TICA shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or prior to the Closing. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting TICA shall be made after the date of this Agreement without prior written consent of the Buyer.

Section 5.13           No New Liens. The Seller will cause TICA to refrain from permitting any assets or properties of TICA to be subjected to any Liens, except as expressly contemplated by this Agreement or to the extent any such Lien (i) is made or incurred in the Ordinary Course of Business and consistent with past practice, and (ii) does not have and may reasonably be expected not to have, individually or in the aggregate, any material adverse effect on TICA.

Section 5.14           No Breach or Default. The Seller will cause TICA to refrain from violating, breaching or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default, in any way under any term of any contract to which TICA is a party or by which any of the assets or properties of TICA is or may be bound.

Section 5.15           No Contracts. The Seller will cause TICA to refrain from issuing or entering into any contract, agreement or other commitment, written or otherwise, except as expressly contemplated by this Agreement.

Section 5.16           No Acquisitions. The Seller will cause TICA to refrain from (i) merging, consolidating or otherwise combining or agreeing to merge, consolidate or otherwise combine with any other Person, (ii) acquiring or agreeing to acquire blocks of business or all or substantially all of the assets or properties or capital stock or other equity securities of any other Person, or (ii) otherwise acquiring or agreeing to acquire control or ownership of any other Person.

Section 5.17           Company Accounts. TICA has and will have only one bank account.

Section 5.18           Books and Records. On the Closing, the Seller will deliver to the Buyer all corporate stock and minute books of TICA in Seller’s possession and, if (at any time after the Closing) the Seller discovers in its possession or under its control any other corporate stock or minute books of TICA, the Seller will forthwith deliver such corporate stock and books to the Buyer.

Section 5.19           Name Change. Prior to the Closing, the Buyer and the Seller shall mutually cooperate and use their respective commercially reasonable efforts to change the name of TICA effective as of the Closing or at such other time as may be prescribed by the New York Department of Insurance. In connection therewith, TICA shall file all necessary documentation to effectuate such name change as soon as reasonably practicable following the execution of this Agreement, such documentation to be prepared by the Buyer. The Buyer shall (i) reimburse the Seller for all costs reasonably incurred by the Seller in connection with obtaining the approvals of theState of New York Insurance Department and, and (ii) be responsible for making all necessary filings to notify regulatory authorities of the name changes in each state where TICA holds a Certificate of Authority.

ARTICLE VI          CONDITIONS TO OBLIGATION TO CLOSE

Section 6.01           Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closings is subject to satisfaction of the following conditions:

a.                           the representations and warranties set forth in Section 4.01 above shall be true and correct in all material respects at and as of each Closing;

b.                          the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closings, as applicable;

c.                           there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

d.                          the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.01(a)-(c) is satisfied in all respects;

e.                           all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise been terminated and the Parties and TICA shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.01 (u) and Section 5.02 above;

f.                             all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

g.                          the Seller shall have tendered the Shares in exchange for the payment of the Purchase Price as contemplated by Article 2;

h.                          TICA’s Certificate of Authorities shall be valid, in force, unimpaired and in good standing on the Closing Date, except as set forth in section 4.01s. hereof;

i.                              All of the specified members of TICA’s Board of Directors and officers shall have tendered their written resignations effective as of the Closing; i

j.                              Each of the Related Transactions shall have been completed in form and substance reasonably satisfactory to the Buyer; and

k.                           There shall be no obligations of TICA relating to insurance policies and TICA shall not have conducted business between its acquisition by Seller and Closing.

The Buyer may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing.

Section 6.02           Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

a.                           the representations and warranties set forth in Section 4.02 above shall be true and correct in all material respects at and as of the Closing;

b.                          the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

c.                           there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

d.                          the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6.02(a)-(c) is satisfied in all respects;

e.                           all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise been terminated and the Parties and TICA shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.01(aa) and Section 5.02 above;

f.                             all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

g.                          the Buyer shall have tendered payment of the Purchase Price in the manner described in Article 2 of this Agreement in exchange for the Shares.

The Seller may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.

ARTICLE VII        SELLER’S CLOSING DELIVERIES

At the Closing, the Seller will deliver to the Buyer the following items against delivery of items specified in Article 8 below:

Section 7.01           The certificate or certificates representing the Shares duly endorsed in blank or with stock powers duly endorsed in blank;

Section 7.02           A certificate executed by the President or other duly authorized officer of the Seller certifying that all corporate action on the part of the Seller necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereunder by the Seller has been duly taken;

Section 7.03           A certificate executed by the President or other duly authorized officer of the Seller certifying that (i) all representations and warranties of the Seller are true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing; and (ii) the Seller has performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior to or on the Closing;

Section 7.04           Duly executed resignations from the specified directors and officers of TICA effective as of the Closing;

Section 7.05           Copies of documents evidencing that all conditions precedent to the sale of the Shares as set forth in Article 6 of this Agreement have been satisfied;

Section 7.06           Copies of the documents evidencing the receipt by the Seller and TICA of the consents and approvals described in Section 5.02;

Section 7.07           Certificates issued by each of the regulatory authorities having jurisdiction over TICA evidencing the licensure and good standing of TICA, except as set forth in section 4.01s. hereof; and

Section 7.08           The minute books (including the original or a certified copy of the Certificate of Incorporation and Bylaws), stock record books, and corporate seal of TICA.

ARTICLE VIII       BUYER’S CLOSING DELIVERIES

At the Closing, the Buyer will deliver to the Seller the following items against delivery of items specified in Article 7 above:

Section 8.01           A certificate executed by the President or other duly authorized officer of the Buyer certifying that all corporate action on the part of the Buyer necessary to authorize the execution, delivery and performance of this Agreement by the Buyer has been duly taken;

Section 8.02           A certificate executed by the President or other duly authorized officer of the Buyer certifying that (i) all representations and warranties of the Buyer are true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing; and (ii) the Buyer has performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior to or on the Closing;

Section 8.03           Copies of the documents evidencing the Buyer’s receipt of the consents and approvals described in Section 5.02; and

Section 8.04           Cash by wire transfer of immediately available funds for the full amount of the Purchase Price specified in Section 2.01 of this Agreement.

ARTICLE IX         POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

Section 9.01           General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 10 below).

Section 9.02           Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving TICA, the other Party shall cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 10 below).

Section 9.03           Cooperation as to Tax Matters.

a.                           The Seller shall include the income of TICA in the Seller’s federal consolidated Income Tax Returns for all taxable periods ending on or before the Closing Date, shall prepare or cause to be prepared in a manner consistent with past practice and file or cause to be filed on a timely basis all Tax Returns of TICA for taxable periods ending on or before the Closing Date, and shall pay all Taxes attributable to such Tax Returns. The Buyer shall cause TICA to furnish Tax information to the Seller for inclusion in such Tax Returns in accordance with the Target’s past custom and practice.

b.                          The Buyer shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Income Tax Returns with respect to TICA for taxable periods ending after the Closing Date and shall (except as otherwise provided below) pay all Income Taxes attributable to such Income Tax Returns.

c.                           The Buyer agrees that, to the extent permitted by applicable law, it shall not carry back, and shall not cause or permit TICA or any other Affiliate of the Buyer to carry back, any net operating loss, loss from operations or other Tax attributed to any Tax year or period of TICA or any Affiliate thereof) including, but not limited to, any member of any affiliated, combined or unitary group of which TICA are or were members) ending on or before the Closing Date, or to any Tax period beginning before and ending after the Closing Date to the extent of the portion of such period ending on the Closing Date. The Buyer agrees that the Seller shall not have any obligation under this Agreement to return or remit any refund or other Tax benefit attributable to a breach by the Buyer of the foregoing undertaking. Notwithstanding the foregoing, neither the Seller nor members of its Affiliated Group shall be required to seek for the Buyer’s account a refund of less than one thousand dollars ($1000) or to take any action that, in its good faith judgment, might cause it to become materially involved in a substantive dispute with any Tax authority. Rights and benefits relating to all other Tax attributes arising from or related to a Pre-Closing Tax Period shall remain with the Seller. All other refunds with respect to Income Tax Returns for any period ending on or before the Closing Date shall be paid to the Seller by the Buyer within thirty (30) business days after the Buyer or TICA receives such refund in cash or such refund is credited against the Income Tax liability of the Buyer or TICA.

d.                          If the Seller is responsible for filing an Income Tax Return which requires the signature of an officer of TICA, the Seller shall present a completed version of such return for the signature of the officer and shall supply any support for such return the officer may reasonably request. The officer shall promptly sign the return and deliver it to the Seller unless such officer demonstrates a good faith objection to so doing.

e.                           Neither Party will make any Section 338 election.

f.                             The Seller shall be liable, based on applicable statutes, for and shall pay, and shall hold the Buyer and its Subsidiaries harmless against any transfer, recordation, stamp, or similar Taxes of any kind required in the applicable jurisdiction in connection with the effectuation of the transactions contemplated hereunder and imposed upon the Buyer and its Subsidiaries.

g.                          The Seller and the Buyer agree that for all federal income tax purposes the Tax period of TICA which began on January 1, 2006 shall be terminated as of the close of business on the Closing in accordance with Treasury Regulations Section 1.1502-76(b)(1).

h.                          The Seller and the Buyer shall provide to each other notice within ten (10) days of receipt of any audit or similar investigation or proceeding in which the IRS or any other governmental entity makes or proposes to make a Tax adjustment to any Tax period which includes any period up to the Closing. The Seller shall control any such proceeding as to Tax periods ending on or prior to the Closing, and the Buyer shall control any such proceeding as to Tax periods beginning after the Closing, provided that, with respect to any such audit, the other Party or its representative shall have the right, at its expense, to participate in any such audit or similar investigation. The Parties agree that they will not settle, compromise or agree to any tax adjustment which affects or could affect the other Party’s Tax liability without the prior written consent of the other Party, which consent shall not be unreasonably withheld. The Parties agree to cooperate with each other for the purposes of any audit or similar investigation, which cooperation shall include, but not be limited to (i) providing all relevant information that is available to the Buyer, the Seller and/or the Target, as the case may be, with respect to such audit or investigation, (ii) making personnel available at reasonable times, and (iii) preparation and responses to requests for information, provided that the foregoing shall be done in a manner so as to not interfere unreasonably with the conduct of business by the Buyer, the Seller or TICA, as the case may be.

i.                              Miscellaneous Taxes. The Buyer shall be responsible for filing all miscellaneous Tax returns of TICA required to be filed for taxable periods ending after the Closing and for paying all such miscellaneous Taxes shown to be due on such Tax returns (irrespective of whether such Taxes relate to transactions or events occurring in the pre-Closing Tax period or post-Closing Tax period). The Seller shall reimburse the Buyer no later than the date on which such Taxes are required to be paid for all such Taxes but only to the extent the amount payable is attributable to the pre-Closing Tax period (including transactions or events occurring during such period). At the Seller’s request and expense, the Buyer shall cooperate in filing one or more amended returns or other requests for, and shall promptly pay over to the Seller, any refund of or credit for miscellaneous Taxes attributable to the pre-Closing Tax period. For purposes of determining such miscellaneous Taxes attributable to the period through the Closing, (i) premium Taxes shall be accrued on the date premiums are written, (ii) ad valorem Taxes (including, without limitation, real and personal property Taxes) shall be accrued on a daily basis over the fiscal period of the taxing authority for which the Taxes are levied irrespective of the lien or assessment date of such Taxes, (iii) privilege Taxes not measured by sales, gross receipts, wages, expenses or other similar periodic measures shall be accrued on a daily basis over the period to which the privilege relates, and (iv) Taxes on, or measured by sales, gross receipts, wages, expenses or other similar periodic measures shall be accrued for the period during which the sales, gross receipts, wages, expenses or other periodic measures are actually earned or accrued (based on an interim closing of the books as of the close of the Closing Date).

j.                              The Seller and the Buyer shall reasonably cooperate, and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

k.                           In the event of an audit or other examination by any authority with respect to Taxes for which the Seller is responsible under this Agreement (in whole or in part), the Buyer shall notify the Seller of such audit or examination and permit representatives of the Seller reasonably satisfactory to the Buyer to participate in all relevant proceedings, at the Seller’s expense. In the case of controversies relating to Income Taxes for periods ending on or before the Closing Date, the Seller may, at its expense, assume control of such proceedings, but the Buyer shall be entitled to continue to monitor such proceedings at the Buyer’s expense. The Seller shall not have the right to settle or compromise such proceedings without the consent of the Buyer, which shall not be unreasonably withheld, if the settlement or compromise could affect the Tax liability of TICA after the Closing. The Seller shall have the right to settle or compromise such proceedings without the consent of the Buyer provided that the settlement or compromise could not affect the Tax liability of TICA after the Closing.

l.                              Tax Indemnities.

                                    (i)                                                 The Seller shall be liable for and shall indemnify and hold harmless the Buyer and TICA from and against any and all damages, losses, Taxes and expenses arising out of (a) any breach of any of the Seller’s representations and warranties in Section 4.1(i) or any breach of the Seller’s covenants in this Section 9.3, and (b) any liability for Taxes of TICA for any pre-Closing Tax period.

                                    (ii)                                              The Buyer shall indemnify and hold harmless the Seller from and against any and all damages, losses and expenses arising out of (a) any breach of any of the Buyer’s covenants in this Section 9.3 or (b) any liability for Taxes of TICA for any post-Closing Tax period.

Section 9.04           Use of Company Marks. From and after the Closing, the Buyer shall use its commercially reasonable efforts to promptly change the name of TICA as contemplated in Section 3.02 of this Agreement. The Buyer agrees that from and after the Closing, it shall not, and it shall cause TICA not to, use the names “TICA” or “Tower Indemnity” in connection with any press release, marketing or promotional materials utilized or distributed by the Buyer, its Affiliates or TICA, or on any policies of insurance written or renewed by the Buyer, its Affiliates or TICA, except to the extent (i) that such name or term is required to be used on such materials or policies for identification or other purposes pursuant to applicable law or insurance regulation, or (ii) otherwise consented to by the Seller in writing.

ARTICLE X           INDEMNIFICATIONS

Section 10.01         Indemnification by the Seller. The Seller agrees to defend, indemnify and hold the Buyer and its respective shareholders, subsidiaries, Affiliates, officers, directors, employees, successors and assigns (the “Buyer Indemnitees”), harmless at all times from and against any and all Loss resulting from or relating in any way to (i) any inaccuracy or breach of any representation or warranty or breach or nonfulfillment of any covenants or agreements made by the Seller which is contained in this Agreement or in any certificate or document furnished by the Seller pursuant hereto; (ii) TICA operations conducted prior to the Closing, except as expressly contemplated herein, including any liabilities or obligations arising from or relating in any way to any insurance or reinsurance transactions entered into by TICA prior to the Closing, such indemnification to survive the Closing indefinitely; or (iii) any enforcement of this indemnity.

Section 10.02         Indemnification by the Buyer. The Buyer agrees to defend, indemnify and hold the Seller and its shareholders, subsidiaries, Affiliates, officers, directors, employees, successors and assigns (the “Seller Indemnitees”), harmless at all times from and against any and all Loss resulting from or relating in any way to any inaccuracy or breach of any representation or warranty or breach or nonfulfillment of any covenants or agreements made by the Buyer which is contained in this Agreement or in any certificate or document furnished by the Buyer pursuant hereto; or any enforcement of this indemnity.

Section 10.03         Notice of Claims. Any Party seeking indemnification under this Agreement (the “Indemnified Party”) shall give to the Party from which indemnification is sought (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provisions of this Agreement or any other agreement, document or instrument executed or delivered hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

Section 10.04         Third-Party Claims. The Indemnitor shall have ten (10) Business Days after receipt of any Claim Notices or information necessary to make the Claim Notice complete, relating to any third Person claim, action or suit (collectively, “Claim”) to notify the Indemnified Party of its election to conduct and control the defense, compromise or settlement of such Claim. Unless the Indemnitor gives the foregoing notice, the Indemnified Party shall have the right to conduct and control, through counsel of its own choosing, the defense, compromise or settlement of such Claim, and in any such case the Indemnitor shall cooperate in connection with such Claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided that, should the Indemnitor fail to timely give notice as provided above in this Section 10.04, (i) the Indemnitor may, in any event, participate, through counsel chosen by it and at its own expense, in the defense of any such Claim and (ii) if the Indemnitor has acknowledged and agreed in writing that it has an obligation to provide indemnification under this Agreement for any Loss incurred in connection with or arising from such Claim, the Indemnitor shall have the right to assume control of the defense, compromise or settlement of such Claim from the Indemnified Party at any time by giving written notice of such election to the Indemnified Party. If the Indemnitor timely gives notice as provided above in this Section 10.04 or assumes control of the defense, compromise or settlement of any Claim, and in any such case, the Indemnified Party shall cooperate in connection with such Claim and shall furnish such records, information and testimony and attend such conferences, discovery, proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Claim, as to which the Indemnitor has so elected to conduct and control the defense thereof; and provided further, that the Indemnitor shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld) pay, compromise or settle any such Claim (i) in any case where the Indemnitor has not acknowledged its obligation to provide indemnification to the Indemnified Party under this Agreement, or (ii) seeking any relief other than monetary damages; and provided further, that the Indemnitor shall, at any time prior to the settlement of commencement of trial with respect to any Claim, tender the defense, compromise and settlement of such Claim to the Indemnified Party should the Indemnitor reasonably determine, based upon the information furnished to it by the Indemnified Party or obtained by the Indemnitor in the course of defending the Claim, that the Indemnitor is not obligated to provide indemnification to the Indemnified Party under this Agreement.

Section 10.05         Interest. In the case of any payments made or costs or damages incurred and paid by a Party, interest on the amount thereof shall accrue beginning the date any Loss is paid by the Indemnified Party or a date thirty (30) days after written notice of the claim is given, whichever is later, provided that such notice is accompanied by documentation describing the basis of such claim in reasonable detail for evaluation; provided further, however, that the claiming Party shall only be entitled to receive such interest to the extent that it is determined that such Party is entitled to indemnification hereunder. Interest shall accrue until the claim is paid in full at a variable rate equal to the prime interest rate (as published in the Money Rates column of The Wall Street Journal) on the date that such interest begins to accrue.

Section 10.06         Exclusive Remedy. The indemnification provided under this Article 10 shall be the sole remedy of any Party to this Agreement against any other Party for any claim covered by such indemnification other than claims for specific performance or injunctive relief, and claims based on intentional fraud.

ARTICLE XI         SURVIVAL OF REPRESENATIONS AND WARRANTIES

All representations and warranties made by the Seller and the Buyer shall terminate as of the Closing.

ARTICLE XII        TERMINATION

Section 12.01         Termination of Agreement. The Parties may terminate this Agreement as provided below:

a.                           the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

b.                          the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (i) the Seller has within the then previous ten (10) Business Days given the Buyer any notice pursuant to Section 5.05 above and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition of TICA;

c.                           the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2007, by reason of the failure of any condition precedent under Article 6 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

d.                          the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2007, by reason of the failure of any condition precedent under Article 6 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

Section 12.02         Effect of Termination. In the event of termination by the Seller or the Buyer pursuant to this Article 12, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by either Party. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article 12, this Agreement shall become null and void and of no further force or effect, except for the provisions of (i) Article 14 relating to the obligation of each of the Parties to keep confidential certain Information obtained by it, (ii) Article 13 relating to certain expenses, and (iii) this Article 12. Nothing in this Article 12 shall be deemed to release either Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of either Party to compel specific performance by the other Party of its obligations under this Agreement.

ARTICLE XIII       EXPENSES

Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay all of their own expenses in connection with this Agreement and the transactions and deliveries contemplated hereby, including without limitation, any expenses incurred in connection with any claims made by any third party calling into question the transactions contemplated hereby.

ARTICLE XIV       CONFIDENTIALITY

All books, records, data and information (collectively the “Information”) furnished by either the Seller or TICA on the one hand or the Buyer on the other hand to each other in connection with the transactions contemplated by this Agreement shall remain and be deemed to be the exclusive property of the Party furnishing the Information unless and until the Closing occurs and shall be held in the strictest of confidence by the other Party to the extent such information is not publicly available and shall not be used by such other Party for any purpose other than consideration of the transactions contemplated by this Agreement and obtaining consents and approvals for such transactions. In the event that the transactions contemplated by this Agreement are not consummated, each Party shall return all Information in its possession which is deemed to be the exclusive property of any other Party, together with all copies thereof, and shall continue to hold such Information in strict confidence and not use such Information for any purpose whatsoever.

ARTICLE XV        MISCELLANEOUS

Section 15.01         No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 15.02         Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings,

agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

Section 15.03         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

Section 15.04         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 15.05         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 15.06         Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:

Tower Group, Inc.

120 Broadway

New York, NY 10271

Tel: (212) 655-2000

Attn: Stephen Kibblehouse, General Counsel

If to the Buyer:

CastlePoint Management Corp.

120 Broadway

New York, NY 10271

Tel: 212.847.9456
Fax: 212.847.9549
Attn: Joel Weiner, CFO

With Copies to:

Roger A. Brown

120 Broadway

New York, New York 10271

Tel: 212.847.9461
Fax: 212.847.9549

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 15.07         Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 15.08         Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 15.09         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 15.10         Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Section 15.11         Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CastlePoint Management Corp.

By:	/s/ JOEL S. WEINER
Title:	Senior Vice President and Chief Financial Officer

Tower Group, Inc.

By:	/s/ FRANCIS COLALUCCI
Title:	Senior Vice President and Chief Financial Officer